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                                                                    EXHIBIT 23.2



                          Consent of Ernst & Young LLP



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the All* AmerUs Supplemental Executive Retirement Plan for the registration of All* AmerUs Supplemental Executive Retirement Plan Obligations of our reports dated February 5, 2002, with respect to the consolidated financial statements and schedules of AmerUs Group Co. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP

Des Moines, Iowa
December 13, 2002